UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13500 Evening Creek Drive N., Suite 550 San Diego, California 92128
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01
Entry into a material definitive agreement.

Securities Purchase Agreement

On September 28, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to sell a series of the Company’s Preferred Stock, to be designated Series D Convertible Preferred Stock, par value $0.01 (the “Series D Preferred”), for a purchase price of $1,000 per share, to certain accredited investors (collectively, the “Investors”). The Purchase Agreement provides for the issuance of Series D Preferred Stock at closing (the “Closing”) resulting in gross proceeds to the Company of approximately $10.9 million; however, the Purchase Agreement permits the Company to issue additional Series D Preferred at Closing resulting in aggregate gross proceeds of up to $15.0 million (the “Series D Financing”). The obligation of the Investors to purchase the Series D Preferred is conditioned on, among other terms and conditions set forth in the Purchase Agreement, (A) the filing with the Delaware Secretary of State of (i) an Amended and Restated Certificate of Incorporation (“Amended Charter”); (ii) Amended and Restated Certificates of Designation, Preferences and Rights of the Company’s Series A Convertible Preferred Stock, par value $0.01 (“Series A Preferred”), Series A-1 Convertible Preferred Stock, par value $0.01 (“Series A-1 Preferred”), and Series C Convertible Preferred Stock, par value $0.01 (“Series C Preferred”) (together, the “New Organizational Documents”); and (iii) the Certificate of Designation, Preferences and Rights of the Series D Preferred; and (B) the distribution to the Company’s shareholders of an Information Statement relating to the written consent of shareholders approving the New Organizational Documents, which Information Statement the Company intends to file with the Securities and Exchange Commission (“SEC”) promptly following the filing of this Current Report on Form 8-K with the SEC.

Concurrently with the execution of the Purchase Agreement, the Company and the Investors executed (i) a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the SEC within thirty days of Closing to register the shares of common stock, par value $0.01 (“Common Stock”), issuable upon conversion of the Series D Preferred to be issued at Closing; (ii) a Series C Exchange Agreement, pursuant to which the Company and certain holders of the Company’s Series C Preferred agreed to exchange their Series C Preferred, with a liquidation preference of approximately $10.0 million, for Series D Preferred at Closing; and (iii) a Term Loan and Security Agreement (“Loan Agreement”), pursuant to which each Investor signatory thereto agreed to make a term loan to the Company, secured by all assets of the Company, in an amount equal to 20% of such Investor’s purchase commitment as set forth in the Purchase Agreement (“Bridge Loan”), which Bridge Loan, plus accrued interest, will roll into, and be used to purchase, Series D Preferred at Closing. In anticipation of entering into the Purchase Agreement and the Series D Financing, on September 23, 2020, the Company entered into an Escrow Agreement with CitiBank, N.A., pursuant to which the Investor signatories to the Loan Agreement would deposit their pro-rata portion of the Bridge Loan into escrow, which amount was later released to the Company on September 29, 2020 (the “Bridge Loan Closing”).

Under the terms of the Purchase Agreement, at the Closing of the Series D Financing, the holders of Series D Preferred will own approximately 50% of the voting securities of the Company on an as-converted basis, with the holders of the Common Stock and remaining classes of preferred stock, par value $0.01, including Series A Preferred, Series A-1 Preferred, Series B Convertible Preferred Stock (“Series B Preferred”) and Series C Preferred, owning the remaining approximate 50% on an as-converted basis. Additionally, all current members of the Company’s Board of Directors will resign at Closing, with the exception of Kristin Taylor, the Company’s Chief Executive Officer, and the new members of the Board of Directors shall be appointed as follows: (i) the holders of Series D Preferred will appoint two directors (the “Series D Directors”); and (ii) Kristin Taylor and the two Series D Directors will appoint two additional, independent directors.

The Purchase Agreement contains covenants, requiring the Company to, among other things, file an application to list its Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on or before December 31, 2020.

The Purchase Agreement, Registration Rights Agreement, Series C Exchange Agreement, Escrow Agreement, and Loan Agreement contain customary representations, warranties, agreements and conditions to Closing, as well as indemnification rights and other obligations of the parties.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Series C Exchange Agreement, Escrow Agreement, and Loan Agreement do not purport to be complete, and is qualified in its entirety by reference to the same, copies of which are attached to this Current Report in Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated by reference herein.

New Organizational Documents

Acting by written consent, the holders of the Company’s Common Stock, Series A Preferred, Series A-1 Preferred and Series C Preferred approved the New Organizational Documents as more particularly set forth below and in the Information Statement to be filed with the SEC promptly following the filing of this Current Report on Form 8-K with the SEC.

Amended Charter. The Amended Charter provides for, among other things, (i) an increase in the authorized shares of the Company’s Common Stock to 1.0 billion shares, (ii) the creation of the Series D Preferred, and (iii) designates Delaware as the exclusive forum for adjudicating corporate claims, including shareholder derivative claims. The Amended Charter also consolidates all amendments to the Company’s Certificate of Incorporation into one document.

Series A Preferred and Series A-1 Preferred. The Amended and Restated Certificates of Designation, Preferences and Rights of the Company’s Series A Preferred and Series A-1 Preferred were amended and restated to, among other things, provide for the automatic conversion of any Series A Preferred and Series A-1 Preferred shares not otherwise voluntarily converted into Common Stock by its terms, into shares of Common Stock of the Company monthly in 10% installments beginning November 1, 2020.

Series C Preferred. The Amended and Restated Certificate of Designation, Preferences and Rights of the Company’s Series C Preferred was amended and restated so that the Series C Preferred ranks senior to the Company’s Common Stock and Series A Preferred and junior to the Company’s Series B Preferred and Series D Preferred. In addition, at such time as more than 50% of the outstanding shares of Series C Preferred (the “Initiating Shareholders”) desire to effect an exchange of all of such Initiating Shareholders of Series C Preferred for shares of Series D Preferred, the Initiating Shareholders, in their sole discretion, may require that all remaining shares of Series C Preferred be automatically exchanged for Series D Preferred.

Each of the New Organizational Documents are anticipated to be filed with the Delaware Secretary of State on or promptly after twenty days following the first mailing of the Information Statement to shareholders.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon consummation of the Bridge Loan Closing on September 29, 2020, approximately $2.2 million was released to the Company from escrow. The Bridge Loan bears interest at a fixed rate of 12% and is due and payable in arrears on the earlier of the Loan Conversion Date, as such term is defined in the Loan Agreement, or six months after the disbursement of the Bridge Loan. All amounts due and payable pursuant to the Bridge Loan are automatically convertible, without further action by the Investors, into shares of Series D Preferred at Closing at a purchase price of $1,000 for each share of Series D Preferred. The repayment of all amounts due under the terms of the Loan Agreement are secured by all assets of the Company.

The Company expects to use the proceeds from the Bridge Loan for working capital requirements and general corporate purposes.

Item 8.01
Other Events

On September 30, 2020, the Company issued a press release announcing the Bridge Loan Closing and the Series D Financing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits

See Exhibit Index.

Exhibit Index

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated September 28, 2020, by and between ImageWare Systems, Inc. and each of the purchasers set forth on the signature page thereto.
10.2	Form of Registration Rights Agreement, dated September 28, 2020, by and between ImageWare Systems, Inc., and the purchasers named in the Securities Purchase Agreement dated September 28, 2020.
10.3	Form of Series C Exchange Agreement by and between ImageWare Systems, Inc., and those holders of Series C Preferred Convertible Stock set forth on the signature page thereto
10.4	Escrow Agreement, dated September 23, 2020, by and between ImageWare Systems, Inc. and CitiBank, N.A.
10.5	Form of Loan and Security Agreement, dated September 28, 2020, by and between ImageWare Systems, Inc., and each of the lenders set forth on the signature pages thereto.
99.1	Press Release dated September 30, 2020

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: September 30, 2020	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer